SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒ Preliminary Information Statement	☐ Confidential, For Use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

NEW PARADIGM PRODUCTIONS, INC.
(Name of Registrant as Specified in Its Charter)

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SCHEDULE 14C INFORMATION STATEMENT
(Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended)

NEW PARADIGM PRODUCTIONS, INC.
Da Bao Industrial Zone, Shishi City
Fujian, China
362700

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about November 27, 2007, to the holders of record (the “Stockholders”) of the outstanding Common Stock, $0.001 par value per share (the “Common Stock”) of New Paradigm Productions, Inc., a Nevada corporation (the “Company”), as of the close of business on November 1, 2007 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This Information Statement relates to a written consent in lieu of a meeting, dated November 16, 2007, (the “Written Consent”) of Stockholders of the Company owning at least a majority of the outstanding shares of Common Stock voting together as a single class of Common Stock basis, as of the Record Date (the “Majority Stockholders”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to New Paradigm Productions, Inc.

The Written Consent authorized the certificate of amendment of our Amended Articles of Incorporation (“Certificate of Amendment”) which integrate into a single instrument our current Amended of Articles of Incorporation and amend our current Amended Articles of Incorporation to change our name to “China Marine Food Group Limited” and expand the scope of business activities in which we may engage.

A copy of the Certificate of Amendment is attached to this Information Statement as Appendix A. The Certificate of Amendment will become effective when it is filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to Stockholders.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock, voting together as a single class and is sufficient under Section 78.315 of the Nevada Revised Statutes and the Company’s Bylaws to approve the Certificate of Amendment. Accordingly, the Certificate of Amendment is not presently being submitted to the Company’s other Stockholders for a vote. The action by Written Consent will become effective when the Company files the Certificate of Amendment with the Nevada Secretary of State (the “Effective Date”).

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

/s/Pengfei Liu____________________
Pengfei Liu
Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about November 27, 2007 to Stockholders of the Company by the board of directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholders.

Only one Information Statement is being delivered to two or more Stockholders who share an address unless we have received contrary instruction from one or more of such Stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above. We will also provide you, at no additional charge, upon written or oral request, a copy of any document that has been incorporated herein by reference, (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates), by first class mail within one business day of receipt of such request.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE CERTIFICATE OF AMENDMENT AND AMENDED ARTICLES OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.  The approval of the Certificate of Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common as of the Record Date on any matter which may properly come before the stockholders.

On the Record Date, the Company had 1,148,826 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On November 16, 2007 our board of directors (the “Board of Directors”) unanimously adopted resolutions approving the Certificate of Amendment and recommended that the Stockholders approve the Certificate of Amendment as set forth in Appendix A. In connection with the adoption of these resolutions, the board of directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

Our Board of Directors has determined that the change of our name to “China Marine Food Group Limited” is in the best interest of Stockholders and will more accurately reflect, and allow us to engage in, our anticipated future business operations as described in our Current Report on Form 8-K filed on November 23, 2007.

CONSENTING STOCKHOLDERS

On November 16, 2007, Halter Financial Investments, L.P., being the record holder of 1,005,200 Common Stock constituting 87.5% of the issued and outstanding shares of Common Stock consented in writing to the Certificate of Amendment.

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Certificate of Amendment. The Company is not seeking written consent from any other Stockholders, and the other Stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising Stockholders of the action taken by written consent and giving Stockholders notice of such actions taken as required by the Exchange Act.

The Company will, when permissible following the expiration of the 20 day period mandated by Rule 14c and the provisions of the Nevada Revised Statutes, file the Certificate of Amendment with the Nevada Secretary of State’s Office. The Certificate of Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to Stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 Common Stock shares, $.001 par value and 1,000,000 Preferred Stock shares, par value $.001.

Holders of Common Stock have no preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to out stockholders. Each holder of Common Stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of Common Stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

We have no shares of Preferred Stock outstanding. Under our Amended Articles of Incorporation, our Board of Directors has the power, without further action by the holders of the Common Stock, to determine the relative rights, preferences, privileges and restrictions of the Preferred Stock, and to issue the Preferred Stock in one or more series as determined by the Board of Directors. The designation of rights, preferences, privileges and restrictions could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the Common Stock.

At the close of business on the Record Date, the Company had 1,148,826 shares of Common Stock issued and outstanding, and no shares of Preferred Stock issued and outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s equity securities immediately before and after the closing of the transactions contemplated by the Share Exchange Agreement and Securities Purchase Agreement which occurred on November 17, 2007 (the “Closing Date”) by:

•
Each security holder known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding securities prior to or immediately after the closing of the transactions contemplated by the Share Exchange Agreement and Securities Purchase Agreement;

•	Each current director and each person that will become a director following the closing of the Share Exchange Transaction and Securities Purchase Transaction;

•	Each of the named executive officers of the Company listed in the table under the caption “Executive Compensation”;

•	All current directors and executive officers as a group prior to and following the closing of such transactions; and

•	All directors and executive officers as a group following the closing of the Share Exchange Transaction and Securities Purchase Transaction.

Unless otherwise specified, the address of each of the persons set forth below is in care of New Paradigm Productions, Inc., Da Bao Industrial Zone, Shishi City, Fujian, China, 362700.

	Before Closing of the Share Exchange and Securities Purchase Transactions			After Closing of the Share Exchange and Securities Purchase Transactions

Name and Address of Beneficial Owner	Number & Title of Shares Beneficially Owned(1)	% of Common Stock(2)	% of Total Capital Stock(4)(5)	Number & Title of Shares Beneficially Owned(1)	% of Common Stock(3)	% of Total Capital Stock(4)(5)
Halter Financial Investments, L.P. 12890 Hilltop Road Argyle, TX 76226	1,005,200 (Common Stock)	87.5	87.5	1,005,200 (Common Stock)	4.38	4.38

Lynn Dixon 311 So. State Street #460 Salt Lake City, UT 84111	62,000 (Common Stock)	5.4	5.4	62,000 (Common Stock)	*	*

Pengfei Liu	0	0	0	11,706,537 (Common Stock)	50.96	50.96

Shaobin Yang	0	0	0	0	0	0

Marco Hon Wai Ku	0	0	0	0	0	0

Weipeng Liu	0	0	0	0	0	0

Directors and Officers as a Group	1,005,200 (Common Stock)	87.5	87.5	11,706,537 (Common Stock)	50.96	50.96

* Less than 1%

(1)
Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of the Company’s stock.  For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

(2)	Based on 1,148,826 shares of Common Stock issued and outstanding as of the Record Date.
(3)	Based on 22,972,301 shares of Common Stock issued and outstanding as of the Closing Date.
(4)	Percentage of Total Capital Stock represents total ownership with respect to all shares of the Company’s Common Stock and Preferred Stock
(5)	As of the Record Date and the Closing Date, no shares of Preferred Stock were issued and outstanding.

CERTIFICATE OF AMENDMENT AND AMENDED ARTICLES OF INCORPORATION

On November 16, 2007, our Board of Directors approved, subject to receiving the approval of the holders of a majority of the Company’s outstanding capital stock, a Certificate of Amendment of our Amended Articles of Incorporation, which integrates into a single instrument our current Amended Articles of Incorporation and amends our current Amended Articles of Incorporation to change our name to “China Marine Food Group Limited” to more accurately reflect our business operations and expand the scope of the business in which we may engage. The Majority Stockholders approved the Certificate of Amendment and the change of our name pursuant to a Written Consent dated as of November 16, 2007. The proposed Certificate of Amendment is attached hereto as Appendix A.

The Certificate of Amendment has been adopted to facilitate and effectuate the transactions of the Share Exchange Agreement and the Securities Purchase Agreement which are generally described in the following paragraphs.

Pursuant to the Share Exchange Agreement, we issued to the stockholders of Nice Enterprise Trading H.K. Co., Ltd., a Hong Kong company (“Nice Enterprise”), 15,624,034 shares of our Common Stock in exchange for all of the issued and outstanding capital stock of Nice Enterprise. Nice Enterprise thereby became our wholly owned subsidiary and the former stockholders of Nice Enterprise became our controlling stockholders. Additional information regarding the Share Exchange Transaction is contained in our Current Report on Form 8-K filed with the SEC on November 23, 2007.

The Securities Purchase Agreement was consummated in conjunction with the Share Exchange Agreement. Per the Securities Purchase Agreement, the Company issued and sold to certain accredited investors, in a private placement transaction, 6,199,441 shares of our Common Stock for approximately $19,925,000 pursuant to a Securities Purchase Agreement, dated November 17, 2007. Additional information regarding the Securities Purchase Transaction is contained in our Current Report on Form 8-K filed with the SEC on November 23, 2007.

Name Change and Change of the Purpose of the Company

Our current Amended Articles of Incorporation states that the name of the Company is New Paradigm Productions, Inc.

Our Board of Directors unanimously approved, subject to Stockholder approval, the Certificate of Amendment to change the name of our company from “New Paradigm Productions, Inc.” to “China Marine Food Group Limited” and to expand the scope of the business in which we engage, thereby allowing us to engage in any lawful activity for which corporations may be organized in the State of Nevada.

Stockholder approval for the Certificate of Amendment changing the Company’s name was obtained by Written Consent of Stockholders holding at least a majority of our issued and outstanding Common Stock as of the Record Date. The Certificate of Amendment effecting the name change will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this Information Statement to our Stockholders as of the Record Date.

Purposes for Name Change

In connection with the Share Exchange Transaction and the Securities Purchase Transaction, the Board of Directors has determined that the change of our name to “China Marine Food Group Limited” is in the best interest of Stockholders and will more accurately reflect, and allow us to engage in, our anticipated future business operations as described in our Current Report on Form 8-K filed on November 23, 2007.

CHANGES TO OUR BUSINESS AND CHANGE OF CONTROL

We are a Nevada corporation that was incorporated on October 1, 1999 and we are headquartered in Da Bao Industrial Zone, Shishi City, Fujian, China, 362700. From our inception in 1999 until November 17, 2007 when we completed the Share Exchange Transaction with Nice Enterprise, we were a blank check company and did not engage in active business operations other than our search for, and evaluation of, potential business opportunities for acquisition or participation.

On November 17, 2007 we completed a reverse acquisition of Nice Enterprise through a share exchange with the former stockholders of Nice Enterprise. Upon completion of the reverse acquisition, Nice Enterprise became our wholly-owned direct subsidiary and we have assumed the business operations and strategy of Nice Enterprise and its Chinese subsidiaries.

Through the reverse acquisition of Nice Enterprise, we acquired all of the issued and outstanding capital stock of Nice Enterprise, which became our wholly-owned subsidiary, and in exchange for that capital stock we issued to the former stockholders of Nice Enterprise 15,624,034 shares of our Common Stock. Upon the consummation of the Share Exchange Transaction, the former stockholders of Nice Enterprise became our controlling stockholders.

Upon the closing of the Share Exchange Transaction, Richard Crimmins, our sole director and officer, submitted his resignation letter pursuant to which he resigned from his position as our director and all officers of the Company that he holds effective immediately. Pengfei Liu was appointed as our director at the closing of the Share Exchange Transaction.

As a result of the reverse acquisition of Nice Enterprise, we entered into a new business. We are now engaged in the business of processing, distributing and selling processed seafood products and in the sale of marine catch. We are changing our name to “China Marine Food Group Limited” to reflect our new business and to be similar to the names of our subsidiary companies.

DISSENTER’S RIGHTS

Under Nevada law and our Amended Articles of Incorporation, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to our proposed amendment and restatement of our Certificate of Amendment of Incorporation and the adoption of the Certificate of Amendment.

FINANCIAL INFORMATION

Certain financial information required under Rule 14c of the Exchange Act can be found in our Current Report on Form 8-K filed on November 23, 2007. Such financial information is incorporated herein by reference.

OTHER INFORMATION

For more detailed information on the Company, the Share Exchange Transaction, the Financial Transaction and other information about the business and operations of the Company, including financial statements and other information, you may refer to our Current Report on Form 8-K filed on November 23, 2007 and other periodic filings made with the SEC from time to time. Copies of these documents are available on the SEC’s EDGAR database at www.sec.gov and a copy of which may be obtained by writing to our secretary at the address specified above.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment and the Amended Articles of Incorporation to be signed by its Chief Executive Officer, this 27th day of November, 2007.

New Paradigm Productions, Inc.

By: /s/ Pengfei Liu
Name: Pengfei Liu
Title: Chief Executive Officer

Appendix A

Copy of Certificate of Amendment to Articles of Incorporation

(Please See Attached)

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

New Paradigm Productions, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article I - New Paradigm Productions, Inc. is amended as follows:

The name of the Corporation is China Marine Food Group Limited, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: by majority vote

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM 78.385 Amend 2007
Revised on: 01/01/07